EXHIBIT 5


                     T. RICHARD RINEY, ESQ.

                                        July 29, 2002


Ventas, Inc.
4360 Brownsboro Road
Suite 115
Louisville, Kentucky 40202

         Ventas, Inc. 2000 Incentive Compensation Plan
         Ventas, Inc. Individual Stock Option Agreements
         Registration Statement on Form S-8
         -----------------------------------------------

Ladies and Gentlemen:

        I have acted as counsel to Ventas, Inc., a Delaware corporation (the "Company"), with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about the date hereof. The Registration Statement relates to the registration under the Securities Act of 1933, as amended, by the Company of an aggregate of an additional 2,220,000 shares of Voting Common Stock, par value $0.25 per share (the "Shares"), issuable upon exercise of options granted or to be granted under the Ventas, Inc. 2000 Incentive Compensation Plan and an aggregate of 588,000 Shares issuable upon exercise of options granted pursuant to individual stock option agreements with respect to Debra A. Cafaro, Douglas Crocker II, Ronald G. Geary, and Walter F. Beran.

        I hereby consent to the inclusion of this opinion as part of the Registration Statement.

        I am a member of the Bar of the State of Kentucky and do not purport to be an expert in the laws of jurisdictions other than the State of Kentucky, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

        As Executive Vice President, General Counsel and Secretary of the Company, I am of the opinion, based upon my familiarity with the affairs of the Company and upon my examination of the pertinent documents that the Shares, when issued by the Company upon exercise of the options and receipt by the Company of the exercise price therefor in accordance with the option terms and to the extent applicable, the 2000 Ventas, Inc. Incentive Compensation Plan, will be legally issued, fully paid and non-assessable Shares.

                                  Very truly yours,

                                  /s/ T. Richard Riney
                                  --------------------
                                  T. Richard Riney, Esq.